Exhibit h.1(iv)

SECOND AMENDMENT TO TRANSFER AGENT SERVICING AGREEMENT

     THIS SECOND AMENDMENT is made and entered into as of this first day of October, 1999, by and between Kopp
Funds, Inc., a corporation organized under the laws of the State of Minnesota (hereinafter referred to as "Company") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

     WHEREAS, the Transfer Agent Servicing Agreement, as amended, dated as of October 1, 1997 ("Agreement"), between the Company and FMFS provides that the Company shall pay FMFS an annual fee for each Class A shareholder account of $16, except for the accounts serviced by broker-dealers who have a National
Securities Clearing Corporation Matrix Levels I, II, or
III networking reimbursement agreement with Distributor where the annual fee shall be $13;

     WHEREAS, Centennial Lakes Capital, Inc., the distributor of the Class A shares of the Company
("Distributor"), has entered into selling agreements with certain broker-dealers pursuant to which these broker-dealers will perform certain shareholder servicing functions that FMFS performs for other Class
A shareholders of the Company;

     WHEREAS, Company desires that FMFS reduce its shareholder servicing fee for those accounts that are serviced in part by broker-dealers;

     NOW, THEREFORE, in consideration of the premises, the Company and FMFS do mutually agree as follows:

     Effective October 1, 1999, the Company shall pay
FMFS (i) an annual fee of $13 per National Securities
Clearing Corporation Matrix Level III accounts and (ii) an annual fee for closed accounts per the following schedule:

          10/1/99 - 06/30/00  $10 per account
          07/1/00 - 12/31/00  $  9 per account
          01/1/01 - ongoing   $  8 per account

     Effective January 1, 2000, the Company shall pay
FMFS $1 per phone call serviced by a customer service representative.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

KOPP FUNDS, INC.                 FIRSTAR MUTUAL FUND SERVICES, INC.

By:  /s/ John Flakne             By:  /s/ Joseph Neuberger
  ---------------------             ----------------------------
   John Flakne                      Joseph Neuberger

Attest:  /s/ Kathy Tillotson    Attest:  /s/ Victoria A. Kampa
      ----------------------           ------------------------
     Kathy Tillotson                Victoria A. Kampa

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                                              EXHIBIT A

       Transfer Agent and Shareholder Servicing
                  Annual Fee Schedule
  (Effective October 1, 1999 unless otherwise noted)


               Separate Series of Kopp Funds, Inc.

           Name of Series                         Dated Added
      Kopp Emerging Growth Fund - Class A       October 1, 1997
      Kopp Emerging Growth Fund - Class I       October 1, 1997
      Kopp Emerging Growth Fund - Class C       December 31, 1998

Annual Fees:
     $16.00 per shareholder account - load fund (matrix level I, II or IV) $13.00 per shareholder account - load fund (matrix level III)
     $14.00 per shareholder account - no-load fund
     $10.00 per closed shareholder account
            (effective October 1, 1999 to June 30, 2000)
     $ 9.00 per closed shareholder account
            (effective July 1, 2000 to December 31, 2000)
     $ 8.00 per closed shareholder account form
            (effective January 1, 2001 and ongoing)
     $ 1.00 per phone call serviced by a customer service representative
            (effective January 1, 2000)
     Minimum annual fees of $10,000 for each additional fund or class

Extraordinary services quoted separately

Plus Out-of-Pocket Expenses, including but not limited to:
       Telephone - toll free lines        Proxies
       Postage                            Retention of records
       Programming (with prior approval)  Microfilm/fiche of records
       Stationery/envelopes               Special reports
       Mailing                            ACH fees
       Insurance                          NSCC charges

ACH Shareholder Services
       $125.00 per month per fund group
       $   .50 per account setup and/or change
       $   .50 per ACH item
       $  3.50 per correction, reversal, return item

Qualified Plan Fees (Billed to Investors) *
      Annual maintenance fee per account $12.50 / acct. (Cap at $25.00 per SSN)
      Education IRA                      $ 5.00 / acct. (Cap at $25.00 per SSN)
      Transfer to successor trustee      $15.00 / trans.
      Distribution to participant        $15.00 / trans. (Exclusive of SWP)
      Refund of excess contribution      $15.00 / trans.

Additional Shareholder Fees (Billed to Investors)
           Any outgoing wire transfer     $12.00 / wire
           Return check fee               $20.00 / item
           Stop payment                   $20.00 / stop
           (Liquidation, dividend, draft check)
           Research fee                   $  5.00 / item
           (For requested items of the second calendar year [or previous] to the request) (Cap at $25.00)

                                              EXHIBIT B

                     NSCC and DAZL
                 Out-of-Pocket Charges


NSCC Interfaces
     Setup
          Fund/SERV, Networking ACATS, Exchanges    $5,000 setup (one time)
          Commissions                               $5,000 setup (one time)
     Processing
          Fund/SERV                       $ 50.00 / month
          Networking                      $250.00 / month
          CPU Access                      $ 40.00 / month
          Fund/SERV Transactions          $   .35 / trade
          Networking - per item           $   .025 / monthly dividend fund
          Networking - per item           $   .015 / non-mo. dividend fund
          First Data                      $   .10 / next-day Fund/SERV trade
          First Data                      $   .15 / same-day Fund/SERV trade

NSCC Implementation
          8 to 10 weeks lead time

DAZL (Direct Access Zip Link - Electronic mail interface to
     financial advisor network)
          Setup                           $5,000 / fund group
          Monthly Usage                   $1,000 / month
          Transmission                    $ .015 / price record
                                          $ .025 / other record
          Enhancement                     $  125 / hour

Fees and out-of-pocket expenses are billed to the fund monthly